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                              LARSCOM INCORPORATED
                              STOCK INCENTIVE PLAN

1.   PURPOSES.

     The primary purposes of this Plan are (a) to enable the Company to provide competitive incentives that will attract, retain, motivate and reward Employees, and (b) to enable the Company to give Employees an interest parallel to the interests of the Company's shareholders generally.

2.   DEFINITIONS.

     Unless otherwise required by the context, the following terms, when used in this Plan, shall have the meanings set forth in this Section 2.

     (a) "Beneficiary" means a person or entity (including a trust or estate), designated in writing by a Participant on such forms and in accordance with such terms and conditions as the Compensation Committee may prescribe, to whom the Participant's rights under the Plan shall pass in the event of the death of the Participant.

     (b) "Board" or "Board of Directors" means the Board of Directors of the Company, as constituted from time to time.

     (c)  "Change in Control" means any of the following:

          (i) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than (A) Axel Johnson Inc. or an affiliate of Axel Johnson Inc., (B) the Company, (C) a Subsidiary, (D) an employee benefit plan of the Company or a Subsidiary, or (E) any person acting on behalf of the Company, a Subsidiary, Axel Johnson Inc. or an affiliate of Axel Johnson Inc. in a distribution of stock to the public, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Voting Securities representing (I) more than thirty percent of the combined voting power of the then outstanding Voting Securities, and (II) more than the combined voting power of the then outstanding Voting Securities beneficially owned (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, by Axel Johnson Inc. and its affiliates;

          (ii) the stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company or a Subsidiary, reverse split of any class of Voting Securities, or an acquisition of securities or



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assets by the Company or a Subsidiary, or consummation of any such transaction if stockholder approval is not obtained, other than (A) any such transaction in which the holders of outstanding Voting Securities immediately prior to the transaction receive (or, in the case of a transaction involving a Subsidiary and not the Company, retain), with respect to such Voting Securities, voting securities of the surviving or transferee entity representing more than 60 percent of the total voting power outstanding immediately after such transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction, or
(B) any such transaction which would result in a Related Party beneficially owning more than 50 percent of the voting securities of the surviving entity outstanding immediately after such transaction;

         (iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets other than any such transaction which would result in a Related Party owning or acquiring more than 50 percent of the assets owned by the Company immediately prior to the transaction; or

          (iv) the persons who were members of the Board of Directors immediately before a tender or exchange offer for shares of Common Stock by any person other than Axel Johnson Inc. or an affiliate of Axel Johnson Inc., the Company or a Subsidiary, or before a merger of the Company, consolidation of the Company, or contested election of the Board of Directors, or before any combination of such transactions, cease to constitute a majority of the Board of Directors as a result of such transaction or transactions.

For purposes of this paragraph 2(c) and any other provision of the Plan, the term "affiliate" shall have the meaning set forth in Rule 12b-2 under the Exchange Act, 17 C.F.R. section 240.12b-2; the term "Related Party" shall mean
(A) a Subsidiary, (B) an employee or group of employees of the Company or any Subsidiary, (C) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, (D) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of Voting Securities, or (E) Axel Johnson Inc. or an affiliate of Axel Johnson Inc.; and the term "Voting Securities" shall mean any securities of the Company which carry the right to vote generally in the election of directors.

     (d)  "Code" means the Internal Revenue Code of 1986, as amended and in


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effect from time to time.  References to a particular section of the Code shall include references to any related Treasury Regulations and to successor provisions.

     (e) "Common Stock" means common stock, par value $___ per share, of the Company.

     (f)  "Company" means Larscom Incorporated, a Delaware corporation.

     (g) "Compensation Committee" means the committee of the Board which is administering the Plan pursuant to paragraph 11(a) below or, if and to the extent that the Plan is being administered by the Board pursuant to paragraph 11(a), the Board.

     (h) "Consultant" means any consultant or advisor who is not an Employee and who renders services to or on behalf of the Company or a Subsidiary, other than services as a member of the Board or services in connection with the offer or sale of securities in a capital-raising transaction, and includes a member of the Board, an employee of Axel Johnson Inc. or a former Employee who is such a consultant or advisor.

     (i) "Employee" means an employee of the Company or a Subsidiary, including an officer or director who is such an employee. An Employee shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the optionee shall cease to be treated as an Incentive Stock Option and shall be treated as a Non-Qualified Stock Option.

     (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     (k)  "Fair Market Value" on a particular date means as follows:

          (i) If shares of Common Stock are listed or admitted to trading on such date on the New York Stock Exchange, the mean between the high and low


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sales prices of a share of Common Stock in consolidated trading as reported for such date in the WALL STREET JOURNAL; or

          (ii) If shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange but are listed or admitted to trading on another national exchange, the mean between the high and low sales prices of a share of Common Stock in consolidated trading as reported for such date in the WALL STREET JOURNAL with regard to securities listed or admitted to trading on such national exchange; or

          (iii) If shares of Common Stock are not listed or admitted to trading on any national exchange, the mean between the high and low sales prices of a share of Common Stock as reported for such date in the WALL STREET JOURNAL with regard to NASDAQ issues or, if shares of Common Stock are publicly traded on such date but NASDAQ prices are not quoted for such date in the WALL STREET JOURNAL, the mean of the closing bid and asked prices of a share of Common Stock on such date as furnished by a professional market maker making a market in shares of Common Stock; or

          (iv) If in (i), (ii) or (iii) above, as applicable, there were no sales on such date reported as provided above, the respective prices on the most recent prior day on which sales were so reported;

provided that "Fair Market Value" on the date on which an Initial Public Offering occurs shall mean the price at which shares of Common Stock are sold to the public in such Initial Public Offering. In the case of an Incentive Stock Option, if the foregoing method of determining fair market value should be inconsistent with section 422 of the Code, "Fair Market Value" shall be determined by the Compensation Committee in a manner consistent with such section of the Code and shall mean the value as so determined.

     (l) "Incentive Stock Option" means an option, including an Option as the context may require, which the company granting the option intends to qualify for the tax treatment applicable to incentive stock options under section 422 of the Code.

     (m) "Initial Public Offering" means an initial public offering in the United States of America of shares of Common Stock, which for purposes of the Plan shall be deemed to occur on the first date, if any, on which such shares are sold to the


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public in the United States of America pursuant to a registration statement under the Securities Act of 1933, as amended.

     (n) "Non-Qualified Stock Option" means an option, including an Option as the context may require, which the company granting the option does not intend to qualify for the tax treatment applicable to incentive stock options under section 422 of the Code.

     (o) "Option" means an option granted under this Plan to purchase shares of Common Stock. Options may be Incentive Stock Options or Non-Qualified Stock Options.

     (p) "Participant" means an Employee or Consultant who has been granted a Stock Incentive.

     (q) "Performance Unit Award" means a number of shares of Common Stock or an amount of money determined by reference to the Fair Market Value of shares of Common Stock, or a combination of each, that will be distributed in the future if continued employment and/or other performance objectives or contingencies specified by the Compensation Committee are attained. Such other performance objectives may include, without limitation, corporate, divisional or business unit financial or operating performance measures and such other contingencies may include the Participant's depositing with the Company, acquiring or retaining for stipulated time periods specified amounts of Common Stock. The amount of a Performance Unit Award that is payable in shares of Common Stock may but need not be determined by reference to the Fair Market Value of shares of Common Stock.

     (r) "Plan" means the Larscom Incorporated Stock Incentive Plan set forth in these pages, as amended from time to time.

     (s) "Restricted Stock Award" means shares of Common Stock which are issued or transferred to a Participant under section 5 below and which will become free of restrictions specified by the Compensation Committee if continued employment and/or other performance objectives or contingencies specified by the Compensation Committee are attained. Such other performance objectives may include, without limitation, corporate, divisional or business unit financial or operating performance measures and such other contingencies may include the Participant's depositing with the Company, acquiring or retaining for stipulated time


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periods specified amounts of Common Stock.

     (t) "SEC Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act, as such rule or any successor rule may be in effect from time to time.

     (u) "Section 16 Person" means a person subject to section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

     (v)  "Service Provider" means an Employee or Consultant.

     (w) "Stock Appreciation Right" means a right granted under section 7 below.

     (x) "Stock Bonus Award" means shares of Common Stock or an amount of money which is determined by reference to the Fair Market Value of shares of Common Stock, or a combination of each, which are distributed to a Participant or which the Compensation Committee agrees to distribute in the future to a Participant in lieu of, or as a supplement to, any other compensation that may have been earned by services rendered prior to the date the distribution is made. The amount of a Stock Bonus Award that is payable in shares of Common Stock may but need not be determined by reference to the Fair Market Value of shares of Common Stock. Performance Unit Awards and Restricted Stock Awards are specific types of Stock Bonus Awards.

     (y) "Stock Incentive" means an award granted under this Plan in one of the forms provided for in Section 3.

     (z) "Subsidiary" means a corporation or other form of business association of which shares (or other ownership interests) having more than 50% of the voting power are, or in the future become, owned or controlled, directly or indirectly, by the Company; provided, however, that in the case of an Incentive Stock Option, the term "Subsidiary" shall mean a Subsidiary (as defined by the preceding clause) which is also a "subsidiary corporation" as defined in section 424(f) of the Code.

3.   GRANTS OF STOCK INCENTIVES.

     (a)  Subject to the provisions of the Plan, the Compensation Committee may


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at any time, or from time to time, grant any of the following Stock Incentives to any Employee or Consultant:

           (i) Incentive Stock Options;

          (ii) Non-Qualified Stock Options;

         (iii) Stock Appreciation Rights; and

          (iv) Stock Bonus Awards, which may but need not be Performance Unit Awards or Restricted Stock Awards;

provided that, any provision of the Plan (including this paragraph 3(a)) to the contrary notwithstanding, the Compensation Committee may grant Incentive Stock Options only to Employees.

     (b)  After a Stock Incentive has been granted,

          (i) the Compensation Committee may waive any term or condition thereof that could have been excluded from such Stock Incentive when it was granted, and

               (ii) with the written consent of the affected Participant, may amend any Stock Incentive after it has been granted to include (or exclude) any provision which could have been included in (or excluded from) such Stock Incentive when it was granted, and in either case (i) or (ii) above no additional consideration need be received by the Company in exchange for such waiver or amendment.

          (c) The Compensation Committee may (but need not) grant any Stock Incentive linked to another Stock Incentive. Linked Stock Incentives may be granted as either alternatives or supplements to one another. The terms and conditions of any such linked Stock Incentives shall be determined by the Compensation Committee, subject to the provisions of the Plan.

4.   STOCK SUBJECT TO THE PLAN.

     (a) Subject to the provisions below of paragraph 4(c) and of section 9, the


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maximum number of shares of Common Stock which may be issued or transferred pursuant to Stock Incentives is _________ shares of Common Stock and the maximum number of shares of Common Stock with respect to which Options or Stock Appreciation Rights may be granted during any calendar year to any Employee or Consultant is ________________ shares of Common Stock.

     (b) Such shares may be authorized but unissued shares of Common Stock, shares of Common Stock held in the treasury, whether acquired by the Company specifically for use under this Plan or otherwise, or shares issued or transferred to, or otherwise acquired by, a trust pursuant to paragraph 12(d) below, as the Compensation Committee may from time to time determine, provided, however, that any shares acquired or held by the Company for the purposes of this Plan shall, unless and until issued or transferred to a trust pursuant to paragraph 12(d) below or to a Participant in accordance with the terms and conditions of a Stock Incentive, be and at all times remain authorized but unissued shares or treasury shares (as the case may be), irrespective of whether such shares are entered in a special account for purposes of this Plan, and shall be available for any corporate purpose.

     (c) If any shares of Common Stock subject to a Stock Incentive shall not be issued or transferred to a Participant and shall cease to be issuable or transferable to a Participant because of the termination, expiration or cancellation, in whole or in part, of such Stock Incentive or for any other reason, or if any such shares shall, after issuance or transfer, be reacquired by the Company because of the Participant's failure to comply with the terms and conditions of a Stock Incentive or for any other reason, the shares not so issued or transferred, or the shares so reacquired by the Company, as the case may be, shall no longer be charged against the limitations provided for in paragraph (a) above of this section 4 and may again be made subject to Stock Incentives. If a Participant pays the purchase price of shares subject to an Option by surrendering shares of Common Stock in accordance with the provisions of paragraph 6(b)(iv) below, the number of shares surrendered shall be added back to the number of shares available for issuance or transfer under the Plan so that the maximum number of shares that may be issued or transferred under the Plan pursuant to paragraph 4(a) above shall have been charged only for the net number of shares issued or transferred pursuant to the Option exercise; provided, however, that none of the surrendered shares shall be available for issuance as Incentive Stock Options.


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5.   STOCK BONUS AWARDS, PERFORMANCE UNIT AWARDS AND RESTRICTED STOCK AWARDS.

     Stock Bonus Awards, Performance Unit Awards and Restricted Stock Awards shall be subject to the following provisions:

     (a) An Employee or Consultant may be granted a Stock Bonus Award, Performance Unit Award or Restricted Stock Award whether or not he is eligible to receive similar or dissimilar incentive compensation under any other plan or arrangement of the Company.

     (b) An amount of money determined by reference to the Fair Market Value of shares of Common Stock may be distributed, and shares of Common Stock subject to a Stock Bonus Award may be issued or transferred, to a Participant at the time such Award is granted, or at any time subsequent thereto, or in installments from time to time, and subject to such terms and conditions, as the Compensation Committee shall determine. In the event that any such distribution, issuance or transfer shall be made to the Participant after such Award is granted, the Compensation Committee may but need not provide for payment to such Participant, either in cash or shares of Common Stock, from time to time or at the time or times such money shall be distributed or shares shall be issued or transferred to such Participant, of amounts equal to the dividends which would have been payable to such Participant if shares had been issued or transferred to such Participant in satisfaction of such Award at the time such Award was granted.

     (c) Any Stock Bonus Award, Performance Unit Award or Restricted Stock Award may, in the discretion of the Compensation Committee, be settled in cash, on each date on which shares would otherwise have been delivered or become unrestricted, in an amount equal to the Fair Market Value on such date of the shares which would otherwise have been delivered or become unrestricted; and the number of shares for which such cash payment is made shall be added back to the maximum number of shares available for use under the Plan.

     (d) Stock Bonus Awards, Performance Unit Awards and Restricted Stock Awards shall be subject to such terms and conditions, including, without limitation, restrictions on the sale or other disposition of the shares issued or transferred pursuant to such Award, and conditions calling for forfeiture of the Award or the shares issued or transferred pursuant thereto in designated circumstances, as the Compensation Committee shall determine; provided, however, that upon the issuance or transfer of shares to a Participant pursuant to any such Award, the


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recipient shall, with respect to such shares, be and become a shareholder of the
Company fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder except to the extent otherwise provided in the Award.
All or any portion of a Stock Bonus Award may but need not be made in the form of a Performance Unit Award or a Restricted Stock Award.

     (e) Each Stock Bonus Award, Performance Unit Award and Restricted Stock Award shall be evidenced by a written instrument in such form as the Compensation Committee shall determine, signed by a representative of the Company duly authorized to do so, provided that such instrument is consistent with this Plan and incorporates it by reference.

6.   STOCK OPTIONS.

     Options shall be subject to the following provisions:

     (a) Subject to the provisions of section 9, the purchase price of each share subject to an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date the Incentive Stock Option is granted (or in the case of any optionee who, at the time such Incentive Stock Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, not less than 110% of the Fair Market Value of a share of Common Stock on the date the Incentive Stock Option is granted) and the purchase price of each share subject to a Non-Qualified Stock Option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date the Non-Qualified Stock Option is granted. Subject to the foregoing limitations, the purchase price per share may, if the Compensation Committee so provides at the time of grant of an Option, be indexed to the increase or decrease in an index specified by the Compensation Committee.


     (b) The purchase price of shares subject to an Option may be paid in whole or in part (i) in cash, (ii) by bank-certified, cashier's or personal check subject to collection, (iii) if so provided in the Option and subject to such terms and conditions as the Compensation Committee may impose, by delivering to the Company a properly executed exercise notice together with irrevocable instructions to a stockbroker that the Compensation Committee determines satisfy the provisions of section 220.3(e)(4) (or a successor provision) of Regulation T promulgated by the Board of Governors of the Federal Reserve System, or (iv) if so provided in the


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Option and subject to such terms and conditions as are specified in the Option, in shares of Common Stock or other property surrendered to the Company.
Property for purposes of this paragraph shall include an obligation of the Company unless prohibited by applicable law. Shares of Common Stock thus surrendered shall be valued at their Fair Market Value on the date of exercise. Any such other property thus surrendered shall be valued at its fair market value on any reasonable basis established or approved by the Compensation Committee.

     (c) Options may be granted for such lawful consideration, including money or other property, tangible or intangible, or labor or services received or to be received by the Company, as the Compensation Committee may determine when the Option is granted. Property for purposes of the preceding sentence shall include an obligation of the Company unless prohibited by applicable law. Subject to the foregoing and the other provisions of this section 6, each Option may be exercisable in full at the time of grant or may become exercisable in one or more installments, at such time or times and subject to satisfaction of such terms and conditions as the Compensation Committee may determine. The Compensation Committee may at any time accelerate the date on which an Option becomes exercisable, and no additional consideration need be received by the Company in exchange for such acceleration. Unless otherwise provided in the Option, an Option, to the extent it becomes exercisable, may be exercised at any time in whole or in part until the expiration or termination of the Option.

     (d) Each Option shall be exercisable during the lifetime of the optionee only by him or his guardian or legal representative, and after death only by his Beneficiary or, absent a Beneficiary, by his estate or by a person who acquired the right to exercise the Option by will or the laws of descent and distribution; provided that any Incentive Stock Option may be exercisable after death by a Beneficiary only if such exercise would be, in the opinion of the Compensation Committee, permissible under and consistent with section 422 of the Code. Each Option shall expire at such time or times as the Compensation Committee may determine, provided that notwithstanding any other provision of this Plan, (i) no Option shall be exercisable after the tenth anniversary of the date on which the Option was granted, and (ii) no Incentive Stock Option which is granted to any optionee who, at the time such Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, shall be exercisable after the expiration of five (5) years from the date such Option is granted. If an Option is granted for a term of less than ten years, the Compensation Committee may, at any time prior to the


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expiration of the Option, extend its term for a period ending not later than on the tenth anniversary of the date on which the Option was granted, and no additional consideration need be received by the Company in exchange for such extension. The Compensation Committee may but need not provide for an Option to be exercisable after termination of employment until its fixed expiration date (or until an earlier date or specified event occurs).

     (e) An Option may, but need not, be an Incentive Stock Option. All shares of Common Stock which may be made subject to Stock Incentives under this Plan may be made subject to Incentive Stock Options; provided that the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which Incentive Stock Options may be exercisable for the first time by any Employee during any calendar year (under all plans, including this Plan, of his employer corporation and its parent and subsidiary corporations) shall not exceed $100,000 or such other amount as may apply under the Code. To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which Options which the Compensation Committee intends to qualify as Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans, including this Plan, of his employer corporation and its parent and subsidiary corporations) exceeds $100,000 or such other amount as may apply under the Code, such Options shall be treated as Non-Qualified Stock Options. For purposes of this paragraph 6(e), Incentive Stock Options shall be taken into account in the order in which they were granted.

     (f) Each Option shall be evidenced by a written instrument, signed by a representative of the Company duly authorized to do so, which shall contain such terms and conditions, and shall be in such form, as the Compensation Committee shall determine, provided the instrument is consistent with this Plan and incorporates it by reference. An Option, if so approved by the Compensation Committee, may include terms, conditions, restrictions and limitations in addition to those provided for in this Plan including, without limitation, terms and conditions providing for the transfer or issuance of shares, on exercise of an Option, which may be non-transferable and forfeitable to the Company in designated circumstances, or for the delivery of shares purchased pursuant to the exercise of an Option to be deferred until a specified date or dates after the date of exercise at the election of the Participant or the Compensation Committee.

     (g) The Compensation Committee may specify, at the time of grant of an Incentive Stock Option or at or after the time of grant of a Non-Qualified Stock

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Option, that a Participant shall be granted a new Non-Qualified Stock Option (a
"New Option") if and when (i) such Participant exercises all or part of an Option, including a previously granted New Option, (an "Original Option") by surrendering shares of Common Stock already owned by him in full or partial payment of the option price under such Original Option, or (ii) shares of Common Stock are surrendered or withheld to satisfy tax obligations incident to the exercise of such Original Option. All New Options shall be subject to the availability of shares of Common Stock under the Plan at the time of such exercise. A New Option may cover a number of shares of Common Stock up to the number of shares of Common Stock surrendered in payment of the option price under such Original Option and/or used to satisfy any tax obligation incident to the exercise of such Original Option. Each New Option shall have an option price equal to the Fair Market Value of the Common Stock on the date of grant of the New Option and shall expire on the stated expiration date of the Original Option. The date of grant of a New Option shall be the date on which the exercise of the Original Option resulted in the grant of such New Option. A New Option shall be exercisable at any time and from time to time from or after the date of grant of the New Option (or as the Compensation Committee in its sole discretion shall otherwise specify in the written instrument evidencing the New Option). The written instrument evidencing a New Option shall contain such other terms and conditions, which may include a restriction on the transferability of the Common Stock received upon the exercise of the Original Option or New Option, as the Compensation Committee in its sole discretion may deem desirable.

     (h) No Participant shall make any elective contribution or employee contribution to the Plan (within the meaning of Treasury Regulation section 1.401(k)-1(d)(2)(iv)(B)(4)) during the balance of the calendar year after the Participant's receipt of a hardship distribution from a plan of the Company or a related party within the provisions of Code sections 414(b), (c), (m) or (o) containing a cash or deferred arrangement under section 401(k) of the Code, or during the following calendar year. The preceding sentence shall not apply if and to the extent that the Compensation Committee determines it is not necessary to qualify any such plan as a cash or deferred arrangement under section 401(k) of the Code.

     (i) No option shall be exercisable unless and until the Company (i) obtains the approval of all regulatory bodies whose approval the Compensation Committee may deem necessary or desirable, and (ii) complies with all legal requirements deemed applicable by the Compensation Committee.

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     (j)  An Option shall be considered exercised if and when written notice, signed by the person exercising the Option and stating the number of shares with respect to which the Option is being exercised, is received by the Corporate Secretary on a properly completed form approved for this purpose by the Compensation Committee, accompanied by full payment of the Option exercise price in one or more of the forms authorized by the Compensation Committee and described in section 6(b) above for the number of shares to be purchased. No Option may be exercised unless and until the person exercising the Option supplies the Company with such documentation as the Compensation Committee may deem necessary or advisable to establish the identity of such person and such person's entitlement to exercise the Option. No Option may at any time be exercised with respect to a fractional share.

7.   STOCK APPRECIATION RIGHTS.

     Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the Plan, as shall from time to time be determined by the Compensation Committee and to the following terms and conditions:

     (a) Stock Appreciation Rights may be granted in connection with all or any part of an Option, either at the time of the grant of such Option or at any time thereafter during the term of the Option (in either case, "Linked Stock Appreciation Rights"), or may be granted without reference to an Option ("Free-Standing Stock Appreciation Rights").

     (b) Linked Stock Appreciation Rights may be granted either as an alternative or a supplement to a specified Option (the "related" Option). Each Linked Stock Appreciation Right that is granted as an alternative to an Option (an "Alternative Stock Appreciation Right") shall entitle the holder to receive the amount determined pursuant to section 7(e) below if and when the holder surrenders a related Option to purchase one share of Common Stock that is then exercisable. Each Linked Stock Appreciation Right that is granted as a supplement to an Option (a "Supplemental Stock Appreciation Right") shall entitle the holder to receive the amount determined pursuant to section 7(e) below if and when the holder purchases a share under the related Option.

     (c) Stock Appreciation Rights may be granted for such lawful consideration, including money or other property, tangible or intangible, or labor or services received or to be received by the Company, as the Compensation Committee may determine when the Rights are granted. Property for purposes of the preceding sentence shall include an obligation of the Company unless prohibited by
applicable law.   Subject to the foregoing and the other provisions of this
section 7, Stock Appreciation Rights may be exercisable in full at the time of grant or may become exercisable in one or more installments and at such time or times, as the Compensation Committee may determine. The Compensation Committee may at any time accelerate the date on which Stock Appreciation Rights become exercisable, and no additional consideration need be received by the Company in exchange for such acceleration. Unless otherwise provided in the Stock Appreciation Rights, Stock Appreciation Rights, to the extent they become exercisable, may be exercised at any time in whole or in part until they expire or terminate.

     (d) No Free-Standing Stock Appreciation Right shall be exercisable after the tenth anniversary of the date it was granted, and no Linked Stock Appreciation Right shall be exercisable after the related Option ceases to be exercisable. If the Compensation Committee grants a Stock Appreciation Right for a lesser term than that permitted by the preceding sentence, the Compensation Committee may, at any time prior to its expiration, extend its term to the maximum term permitted by the preceding sentence, and no additional consideration need be received by the Company in exchange for such extension. The Compensation Committee may but need not provide for Stock Appreciation Rights to be exercisable after termination of employment until they expire pursuant to the first sentence of this paragraph 7(d) (or until an earlier date or specified event occurs).

     (e) Upon exercise of Stock Appreciation Rights, the holder thereof shall be entitled to receive cash or shares of Common Stock or a combination of each, as the Compensation Committee may provide, equal to the amount by which the Fair Market Value of a share of Common Stock on the date of such exercise exceeds the Base Price of the Stock Appreciation Rights, multiplied by the number of Stock Appreciation Rights exercised; provided that in no event shall a fractional share be issued. In the case of Alternative Stock Appreciation Rights, the Base Price shall not be less than the price at which shares may be purchased under the related Option. In the case of Supplemental Stock Appreciation Rights and Free-Standing Stock Appreciation Rights, the Base Price shall not be less than the Fair Market Value of a share of Common Stock on the date the Rights were granted.

     (f) The maximum number of shares available for use under the Plan shall be charged only for the number of shares which are actually issued or transferred in settlement of Stock Appreciation Rights. In the case of an exercise of an Alternative Stock Appreciation Right, if the number of shares of Common Stock previously charged against the maximum number of shares available for use under the Plan on account of the surrendered portion of the Option exceeds the number of shares (if any) actually issued or transferred pursuant to such surrender, the excess shall be added back to the number of shares available for use under the Plan.

     (g) Stock Appreciation Rights shall be exercisable during the life of the Participant only by him or his guardian or legal representative, and after death only by his Beneficiary or, absent a Beneficiary, by his estate or by a person who acquired the Stock Appreciation Rights by will or the laws of descent and distribution.

     (h) Each Stock Appreciation Right shall be evidenced by a written instrument, which shall contain such terms and conditions, and shall be in such form, as the Compensation Committee shall determine, provided the instrument is consistent with the Plan and incorporates it by reference.

8.   CERTAIN CHANGE IN CONTROL, TERMINATION OF EMPLOYMENT AND DISABILITY
PROVISIONS.

     Notwithstanding any provision of the Plan to the contrary, any Stock Incentive which is outstanding but not yet exercisable, vested or payable at the time of a Change in Control shall become exercisable, vested and payable at that time; provided that if such Change in Control occurs less than six months after the date on which such Stock Incentive was granted and if the consideration for which such Stock Incentive was granted consisted in whole or in part of future services, then such Stock Incentive shall become exercisable, vested and payable at the time of such Change in Control only if the Participant agrees in writing (if requested to do so by the Compensation Committee in writing before such Change in Control) to remain in the employ or service of the Company or a Subsidiary at least through the date which is six months after the date such Stock Incentive was granted with the same employment or service status (i.e., Employee or Consultant) and substantially the same, title, duties, authority, reporting relationships and compensation as on the day immediately preceding the Change in Control. Any Option affected by the preceding sentence shall remain exercisable until it expires or terminates pursuant to its terms and conditions. Subject to the foregoing provisions of this section 8, the Compensation Committee may at any time, and subject to such terms and conditions as it may impose:

     (a) authorize the holder of an Option or Stock Appreciation Right to exercise the Option or Stock Appreciation Right following the termination of the Participant's employment or service with or on behalf of the Company and its Subsidiaries, or following the Participant's disability, whether or not the Option or Stock Appreciation Right would otherwise be exercisable following such event, provided that in no event may an Option or Stock Appreciation Right be exercised after the expiration of its term;

     (b) grant Options and Stock Appreciation Rights which become exercisable only in the event of a Change in Control;

     (c) authorize a Stock Bonus Award, Performance Unit Award or Restricted Stock Award to become non-forfeitable, fully earned and payable upon or following (i) the termination of the Participant's employment or service with or on behalf of the Company and its Subsidiaries, or (ii) the Participant's disability, whether or not the Award would otherwise become non-forfeitable, fully earned and payable upon or following such event;

     (d) grant Stock Bonus Awards, Performance Unit Awards and Restricted Stock Awards which become non-forfeitable, fully earned and payable only in the event of a Change in Control; and

     (e) provide in advance or at the time of a Change in Control for cash to be paid in settlement of any Option, Stock Appreciation Right, Stock Bonus Award, Performance Unit Award or Restricted Stock Award in the event of a Change in Control, either at the election of the Participant or at the election of the Compensation Committee.

For purposes of this section 8, the term "disability" means an accident or physical or mental illness which prevents, or which the Compensation Committee expects to prevent, the Participant from substantially performing his duties and responsibilities as an Employee or Consultant for at least six months (consecutive or non-consecutive) in any 12-month period.

9.   ADJUSTMENT PROVISIONS.

     In the event that any recapitalization, or reclassification, split-up or consolidation of shares of Common Stock shall be effected, or the outstanding shares of Common Stock shall be, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, exchanged for a different number or class of shares of stock or other securities or property of the Company or any other entity or person, or a record date for determination of holders of Common Stock entitled to receive a dividend or other distribution payable in Common Stock or other property (other than normal cash dividends) shall occur, (a) the number and class of shares or other securities or property that may be issued or transferred pursuant to Stock Incentives thereafter granted or that may be optioned or awarded under the Plan to any Participant, (b) the number and class of shares or other securities or property that may be issued or transferred under outstanding Stock Incentives, (c) the purchase price to be paid per share under outstanding and future Stock Incentives, and (d) the price to be paid per share by the Company or a Subsidiary for shares or other securities or property issued or transferred pursuant to Stock Incentives which are subject to a right of the Company or a Subsidiary to reacquire such shares or other securities or property, shall in each case be equitably adjusted; provided that with respect to Incentive Stock Options any such adjustments shall comply with sections 422 and 424 of the Code.

10.  EFFECTIVE DATE AND DURATION OF PLAN.

     The Plan shall be effective when it is approved by the Board of Directors, provided that the shareholder or shareholders of the Company thereafter approve it within one year of that date. If the Plan is not so approved by the shareholder or shareholders, the Plan (and any Stock Incentive granted thereunder) shall be null, void and of no force or effect. If so approved, the Plan shall remain in effect, and Stock Incentives may be granted, until Stock Incentives have been granted with respect to all shares authorized to be issued or transferred hereunder or until the Plan is sooner terminated by the Board of Directors, and shall continue in effect thereafter with respect to any Stock Incentives outstanding at that time. In no event shall an Incentive Stock Option be granted under the Plan more than ten (10) years from the date the Plan is adopted by the Board, or the date the Plan is approved by the shareholder or shareholders of the Company, whichever is earlier.

11.  ADMINISTRATION.

     (a) The Plan shall be administered by a committee of the Board consisting of two or more directors appointed from time to time by the Board, unless the Board determines that the Plan should be administered by the Board, in which case it shall be administered by the Board. Unless the Board determines otherwise, any committee administering the Plan shall be comprised solely of "outside directors" within the meaning of Section 162(m)(4)(C)(i) of the Code and "Non-Employee Directors" within the meaning of SEC Rule 16b-3. Subject to the foregoing provisions of this paragraph, the Board may provide for the Plan to be administered by the Board with respect to some Service Providers and by a committee of the Board with respect to other Service Providers or to be administered by different committees of the Board with respect to different Service Providers.

     (b) The Compensation Committee may establish such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem necessary for the proper administration of the Plan, and may amend or revoke any rule or regulation so established. The Compensation Committee shall, subject to the provisions of the Plan, have full power to interpret, administer and construe the Plan and any instruments issued under the Plan and full authority to make all determinations and decisions thereunder including without limitation the authority to (i) select the Participants in the Plan, (ii) determine when Stock Incentives shall be granted, (iii) determine the number of shares to be made subject to each Stock Incentive, (iv) determine the type of Stock Incentive to grant, and (v) determine the terms and conditions of each Stock Incentive, including the exercise price, in the case of an Option. The interpretation by the Compensation Committee of the terms and provisions of the Plan and any instrument issued thereunder, and its administration thereof, and all action taken by the Compensation Committee, shall be final, binding and conclusive on the Company, its stockholders, Subsidiaries, all Participants, Consultants and Employees, and upon their respective Beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them.

     (c) Members of the Board of Directors and members of the Compensation Committee acting under this Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross or willful misconduct in the performance of their duties.

12.  GENERAL PROVISIONS.

     (a) Any provision of the Plan to the contrary notwithstanding, any derivative security issued under the Plan (within the meaning of SEC Rule 16a-1(c), 17 CFR section 240.16a-1(c)), including without limitation any Option or Stock Appreciation Right, shall not be transferable by the Participant other than by will or the laws of descent and distribution or to a Beneficiary designated by the Participant. Any purported transfer of an Incentive Stock Option to a Beneficiary shall be effective only if such transfer is, in the opinion of the Compensation

Committee, permissible under and consistent with section 422 of the Code. Notwithstanding the foregoing provisions of this paragraph 12(a) and the first sentence of paragraph 6(d) above, if (and only if) the following conditions are satisfied a Participant may transfer during his lifetime any Stock Incentive granted under this Plan, other than an Incentive Stock Option or any other Stock Incentive that is linked to an Incentive Stock Option, to members of his immediate family (defined as his children, grandchildren and spouse, including children and grandchildren by adoption or marriage, and including minors) or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners: (i) the instrument evidencing such Stock Incentive expressly provides (or is amended to provide) for such lifetime transfers; (ii) the Participant does not receive any consideration for the transfer; (iii) after any such lifetime transfer the transferred Stock Incentive continues to be subject to the same terms and conditions that were applicable to such Stock Incentive immediately prior to its transfer (except that such transferred Stock Incentive is not further transferable by the donee INTER VIVOS), (iv) at no time after any lifetime transfer of an Option shall the donee be entitled to exercise such transferred Option if, or to an extent that, the Participant (or, in the event of the Participant's death, the Participant's Beneficiary or the person or persons to whom the Option would have been transferred by will or the laws of descent and distribution in the absence of any lifetime transfer) would not have been entitled to exercise it at such time had the Option not been transferred during the lifetime of the Participant, (v) the Compensation Committee approves the transfer to each donee before or after the Stock Incentive is transferred, and (vi) any additional terms and conditions which the Compensation Committee may require to be satisfied in connection with the transfer are satisfied.

     (b) Nothing in this Plan or in any instrument executed pursuant hereto shall confer upon any person any right to continue in the employment or service of the Company or a Subsidiary, or shall affect the right of the Company or a Subsidiary to terminate the employment or service of any person at any time with or without cause.

     (c) No shares of Common Stock shall be issued or transferred pursuant to a Stock Incentive unless and until all legal requirements applicable to the issuance or transfer of such shares have, in the opinion of the Compensation Committee, been satisfied. Any such issuance or transfer shall be contingent upon the person acquiring the shares giving the Company any assurances the Compensation Committee may deem necessary or desirable to assure compliance with all applicable legal requirements.

     (d) No person (individually or as a member of a group) and no Beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any shares of Common Stock (i) issued or transferred to, or acquired by, a trust, (ii) allocated, or (iii) reserved for the purposes of this Plan, or subject to any Stock Incentive, except as to such shares of Common Stock, if any, as shall have been issued or transferred to him. The Compensation Committee may (but need not) provide at any time or from time to time (including without limitation upon or in contemplation of a Change in Control) for a number of shares of Common Stock, equal to the number of such shares subject to Stock Incentives then outstanding, to be issued or transferred to, or acquired by, a trust (including but not limited to a grantor trust) for the purpose of satisfying the Company's obligations under such Stock Incentives, and, unless prohibited by applicable law, such shares held in trust shall be considered authorized and issued shares with full dividend and voting rights, notwithstanding that the Stock Incentives to which such shares relate shall not have been exercised or may not be exercisable or vested at that time.

     (e) The Company and its Subsidiaries may make such provisions as they may deem appropriate for the withholding of any taxes which they determine they are required to withhold in connection with any Stock Incentive. Without limiting the foregoing, the Compensation Committee may, subject to such terms and conditions as it may impose, permit or require any withholding tax obligation arising in connection with the grant, exercise, vesting, distribution or payment of any Stock Incentive to be satisfied in whole or in part, with or without the consent of the Participant, by having the Company withhold all or any part of the shares of Common Stock that vest or would otherwise be distributed at such time. Any shares so withheld shall be valued at their Fair Market Value on the date of such withholding.

     (f) Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to directors, officers, employees or consultants generally, or to any class or group of such persons, which the Company or any Subsidiary now has or may hereafter lawfully put into effect, including, without limitation, any incentive compensation, retirement, pension, group insurance, stock purchase, stock bonus or stock option plan.

     (g)  Any provision of the Plan to the contrary notwithstanding: (i) the

Compensation Committee may impose such conditions on any Stock Incentive as it may determine, on the advice of counsel, are necessary or desirable to satisfy any exemption from Section 16 of the Exchange Act for which the Compensation Committee intends transactions by or with respect to Section 16 Persons to qualify, including without limitation SEC Rule 16b-3; (ii) transactions by or with respect to Section 16 Persons shall comply with any applicable conditions of SEC Rule 16b-3 unless the Compensation Committee determines otherwise; (iii) transactions by or with respect to persons whose remuneration would not be deductible by the Company but for compliance with the provisions of Section 162(m)(4)(C) of the Code shall conform to the requirements of Section 162(m)(4)(C) of the Code unless the Compensation Committee determines otherwise;
(iv) the Plan is intended to give the Compensation Committee the authority to grant awards that qualify as performance-based compensation under Code Section 162(m)(4)(C) as well as awards that do not so qualify; and (v) any provision of the Plan that would prevent the Compensation Committee from exercising the authority referred to in clause (iv) above or that would prevent an award that the Compensation Committee intends to qualify as performance-based compensation under Code Section 162(m)(4)(C) from so qualifying or that would prevent any transaction by or with respect to a Section 16 Person from qualifying for any exemption from Section 16 of the Exchange Act for which the Compensation Committee intends such transaction to qualify (including SEC Rule 16b-3), shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.

     (h) By accepting any benefits under the Plan, each Participant, and each person claiming under or through him, shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, all provisions of the Plan and any action or decision under the Plan by the Company, its agents and employees, and the Board of Directors and the Compensation Committee.

     (i) The validity, construction, interpretation and administration of the Plan and of any determinations or decisions made thereunder, and the rights of all persons having or claiming to have any interest therein or thereunder, shall be governed by, and determined exclusively in accordance with, the laws of the State of Delaware, but without giving effect to the principles of conflicts of laws thereof. Without limiting the generality of the foregoing, the period within which any action arising under or in connection with the Plan must be commenced, shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof, irrespective of the place where the act or omission complained of took place and of the residence of any party to such action and irrespective of the place where the action may be brought.

     (j) The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall include within its meaning the plural and vice versa.

13.  AMENDMENT AND TERMINATION.

     The Plan may be amended by the Board of Directors, without shareholder approval, at any time and in any respect, unless shareholder approval of the amendment in question is required under Delaware law, the Code (including without limitation Code section 162(m)(4) and Code section 422, including Proposed Treasury Regulation section 1.422A(b)(iv)), any national securities exchange or system on which shares of Common Stock are then listed or reported, by any regulatory body having jurisdiction with respect to the Plan, or under any other applicable laws, rules or regulations. The Plan may also be terminated at any time by the Board of Directors. No amendment or termination of this Plan shall adversely affect any Stock Incentive granted prior to the date of such amendment or termination without the written consent of the Participant.

                                       ***